THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

       Subject to Completion, Pricing Supplement dated September 3, 2003

PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 4 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-106789
Dated August 26, 2003                                   Dated            , 2003
                                                                 Rule 424(b)(3)

                                    $
                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                            ------------------------
                           PLUS(SM) due April 1, 2005
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
           Based on the Value of Common Stock of Cisco Systems, Inc.
                  Performance Leveraged Upside Securities(SM)
                                  ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will
receive for each $         principal amount of PLUS that you hold an amount in
cash based upon the average price of Cisco common stock, as determined over three trading days prior to the maturity of the PLUS.

o    The principal amount and issue price of each PLUS is $        , which is
     equal to the closing price of Cisco common stock on the day we offer the PLUS for initial sale to the public.

o    We will not pay interest on the PLUS.

o At maturity, if the final average price of Cisco common stock is greater than the issue price of each PLUS, you will receive for each $
     principal amount of PLUS that you hold a payment equal to $         plus
     the leveraged upside payment, which is equal to $         multiplied by
     200% of the percent increase in the price of Cisco common stock, subject
     to a maximum total payment at maturity equal to $        , or     % of the
     issue price. If the final average price of Cisco common stock is less than or equal to the issue price of each PLUS, you will receive for each
     $         principal amount of PLUS that you hold a payment at maturity equal to the final average price of Cisco common stock.

     o The percent increase in the price of Cisco common stock will be equal to (i) the final average price of Cisco common stock minus the issue price of each PLUS divided by (ii) the issue price of each PLUS.

     o The final average price of Cisco common stock will be based on the arithmetic average of the products of the closing prices of Cisco common stock and the exchange ratio over three trading days, commencing on March 28, 2005. The exchange ratio is initially equal to 1.0 and is subject to adjustment for certain corporate events affecting Cisco common stock.

o Investing in the PLUS is not equivalent to investing in Cisco common stock.

o Cisco Systems, Inc. is not involved in this offering of PLUS in any way and will have no obligation of any kind with respect to the PLUS.

o We will apply to list the PLUS to trade under the proposed symbol "PLM" on the American Stock Exchange LLC.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                            ------------------------
                             PRICE $       PER PLUS
                            ------------------------

                                        Price to       Agent's      Proceeds to
                                         Public      Commissions      Company
                                       ----------    -----------    -----------
Per PLUS...............................     $             $              $
Total..................................     $             $              $

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the price of the common stock of Cisco Systems, Inc., which we refer to as Cisco Stock.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $             We, Morgan Stanley, are offering Performance
                              Leveraged Upside Securities(SM) due April 1, 2005,
                              Mandatorily Exchangeable for an Amount Payable in
                              U.S. Dollars Based on the Value of Common Stock
                              of Cisco Systems, Inc., which we refer to as the
                              PLUS. The principal amount and issue price of
                              each PLUS is $        , which is equal to the
                              closing price of Cisco Stock on the day we offer the PLUS for initial sale to the public.

No guaranteed return          Unlike ordinary debt securities, the PLUS do not
of principal; no interest     pay interest and do not guarantee any return of
                              principal at maturity. If the final average price of Cisco Stock, which we refer to as the final average stock price, is less than the issue price of each PLUS, we will pay to you an amount in cash per PLUS that is equal to the final average stock price.

Payment at maturity           If the maturity of the PLUS has not accelerated,
                              at maturity, you will receive for each $ principal amount of PLUS that you hold an amount in cash based upon the final average stock price.
                              The payment at maturity will vary depending on whether the final average stock price is greater than, equal to or less than the issue price.

                                  Issue Price = $         per PLUS, which is
                                                equal to the closing price of
                                                Cisco Stock on the day we offer
                                                the PLUS for initial sale to
                                                the public.

                                Final Average
                                  Stock Price = the arithmetic average of the
                                                products of the closing prices
                                                of Cisco Stock and the exchange
                                                ratio over three trading days
                                                commencing March 28, 2005,
                                                which we refer to as valuation
                                                dates.

                                                The exchange ratio is initially
                                                equal to 1.0 and is subject to
                                                adjustment for certain
                                                corporate events affecting
                                                Cisco Stock.

                              o If the final average stock price is greater than the issue price, you will receive for
                                   each $         principal amount of PLUS that
                                   you hold a payment at maturity equal to:

                                      $          +  leveraged upside payment,

                                   subject to a maximum total payment at
                                   maturity equal to $        , or     % of the
                                   issue price,

                                   where,

                                   leveraged upside payment = ($         x 200% x stock price percent increase)

                                   and

                                                                  final average stock price - issue price
                                   stock price percent increase = ---------------------------------------
                                                                                issue price

                              o If the final average stock price is less than or equal to the issue price, you will
                                   receive for each $         principal amount
                                   of PLUS that you hold a payment at maturity equal to the final average stock price.

                              On PS-6, we have provided a graph titled
                              "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity assuming a variety of hypothetical final average stock prices. The graph does not show every situation that may occur.

                              You can review the historical prices of Cisco Stock in the section of this pricing supplement called "Description of PLUS--Historical Information."

                              The final average stock price will be based on the closing prices of Cisco Stock on three valuation dates. The scheduled valuation dates are March 28, 2005, March 29, 2005 and March 30, 2005. If, however, a market disruption event occurs on any scheduled valuation date, that date will not be used as a valuation date and the valuation dates will be the first three trading days on or after March 28, 2005 on which no market disruption event occurs. If a market disruption event occurs on any scheduled valuation date or any scheduled valuation date is not otherwise a trading day, the maturity date will be postponed until the second trading day following the third valuation date as postponed. See the section of this pricing supplement called "Description of PLUS--Maturity Date."

                              Investing in the PLUS is not equivalent to investing in Cisco Stock.

Your return on the PLUS is    The return investors realize on the PLUS is
limited by the maximum        limited by the maximum payment at maturity. The
payment at maturity           maximum payment at maturity of each PLUS is
                              $        , or     % of the issue price. Because
                              you will not receive more than the maximum
                              payment at maturity, the effect of the leveraged
                              upside payment will be reduced as the final
                              average stock price exceeds     % of the issue
                              price. See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

The maturity date of the      The maturity date of the PLUS will be accelerated
PLUS may be accelerated       upon the occurrence of either of the following
                              events:

                                 o    a price event acceleration, which will
                                      occur if the closing price of Cisco
                                      Stock on any two consecutive trading
                                      days is less than $2.00 (subject to
                                      adjustment for certain corporate events
                                      affecting Cisco Stock); and

                                 o    an event of default acceleration, which
                                      will occur if there is an event of
                                      default with respect to the PLUS.

                              The amount at payable to you will differ depending on the reason for the acceleration.

                                 o    If there is a price event acceleration,
                                      we will owe you an amount in cash equal
                                      to the payment at maturity calculated
                                      using the product of the closing price
                                      of Cisco Stock and the exchange ratio as of the trading day following the second trading day upon which the closing price of Cisco Stock is less than $2.00, rather than the final average stock price.

                                 o    If there is an event of default
                                      acceleration, we will owe you an amount
                                      in cash equal to the payment at maturity calculated using the product of the closing price of Cisco Stock and the exchange ratio as of the date of acceleration, rather than the final average stock price.

                              The amount payable to you if the maturity of the PLUS is accelerated may be substantially less
                              than the $         principal amount of the PLUS.

The PLUS may become           Following certain corporate events relating to
linked to the common stock    Cisco Stock, such as a stock-for-stock merger
of companies other than       where Cisco Systems, Inc., which we refer to as
Cisco                         Cisco, is not the surviving entity, the stock
                              prices used to calculate your return on the PLUS may be based on the common stock of a successor corporation to Cisco. Following certain other corporate events relating to Cisco Stock, such as a merger event where holders of Cisco Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to Cisco Stock, the stock prices used to calculate your return on the PLUS will be based on the common stock of three companies in the same industry group as Cisco in lieu of, or in addition to, Cisco Stock. In the event of such a corporate event, the equity-linked nature of the PLUS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of PLUS--Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your PLUS.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
Calculation Agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will calculate the stock price on each valuation date, the final average stock price and the payment to you at maturity and determine what adjustments should be made, if any, to the exchange ratio to reflect certain corporate and other events affecting
                              Cisco Stock, the appropriate underlying security or securities to which the performance of the PLUS will be linked in the event of certain reorganization events and whether a market disruption event has occurred.

Where you can find more       The PLUS are senior notes issued as part of our
information on the PLUS       Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Fixed Rate Notes" and
                              "--Exchangeable Notes."

                              For a detailed description of the terms of the PLUS, you should read the section of this pricing supplement called "Description of PLUS." You should also read about some of the risks involved in investing in PLUS in the section of this pricing supplement called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the PLUS may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical final average stock prices. The PLUS Zone illustrates the leveraging effect of the payment of the leveraged upside payment taking into account the maximum payment at maturity. The graph is based on the following hypothetical terms:

     o    Issue Price of each PLUS: $19.00

     o    Maximum Payment at Maturity: $23.94 (126% of the Issue Price)

     Where the final average stock price is greater than the issue price, the payouts on the PLUS at maturity reflected in the graph below are equal to $19 plus the leveraged upside payment, subject to the maximum payment at maturity. Where the final average stock price is less than or equal to the issue price, the payouts on the PLUS at maturity reflected in the graph below are equal to the final average stock price.

     Because you will not receive more than the maximum payment at maturity, you will realize the maximum leveraged upside payment at a final average stock price of approximately 113% of the issue price, or approximately $21.47 in the example below. In addition, you will not share in the performance of Cisco Stock at final average stock prices above 126% of the issue price, or $23.94 in the example below.


                               [GRAPHIC OMITTED]

                                  RISK FACTORS

     This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest      The terms of the PLUS differ from those of
or guarantee return of        ordinary debt securities in that we will not pay
principal                     you interest on the PLUS or guarantee to pay you
                              the principal amount of the PLUS at maturity.
                              Instead, at maturity you will receive for each
                              $         principal amount of PLUS that you hold
                              an amount in cash based upon the final average
                              stock price, unless the maturity of the PLUS has
                              accelerated. If the final average stock price is
                              greater than the issue price, which is equal to
                              the closing price of one share of Cisco Stock on
                              the day we offer the PLUS for initial sale to the
                              public, you will receive an amount in cash equal
                              to $         plus the leveraged upside payment,
                              subject to a maximum total payment at maturity
                              equal to $        , or     % of the issue price.
                              If the final average stock price is less than the issue price, you will receive an amount in cash that is equal to the final average stock price.
                              See "Hypothetical Payouts on the PLUS at
                              Maturity" on PS-6.

Your appreciation             The appreciation potential of the PLUS is limited
potential is limited          by the maximum payment at maturity of $
                              per PLUS, or     % of the issue price. As a
                              result, you will not share in any appreciation of
                              Cisco Stock above     % of the price of Cisco
                              Stock on the day we offer the PLUS for initial
                              sale to the public. In addition, because you will
                              not receive more than the maximum payment at
                              maturity, the effect of the leveraged upside
                              payment will be reduced as the final average
                              stock price exceeds     % of the issue price. See
                              "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

Secondary trading             There may be little or no secondary market for
may be limited                the PLUS. Although we will apply to list the PLUS
                              on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so.

Market price of the           Several factors, many of which are beyond our
PLUS will be influenced       control, will influence the value of the PLUS. We
by many unpredictable         expect that generally the market price of Cisco
factors                       Stock on any day will affect the value of the
                              PLUS more than any other single factor. However, because the PLUS may pay a leveraged upside payment, and because the PLUS are subject to a maximum payment at maturity, the PLUS will trade differently from Cisco Stock. Other factors that may influence the value of the PLUS include:

                                 o    the volatility (frequency and magnitude
                                      of changes in price) of Cisco Stock

                                 o    geopolitical conditions and economic,
                                      financial, political, regulatory or
                                      judicial events that affect Cisco Stock
                                      or stock markets generally and which may affect the final average stock price

                                 o    interest and yield rates in the market

                                 o    the dividend rate on Cisco Stock, if any

                                 o    the time remaining until the PLUS mature

                                 o    our creditworthiness

                                 o    the occurrence of certain events
                                      affecting Cisco Stock that may or may
                                      not require an adjustment to the
                                      exchange ratio

                              Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if the market price of Cisco Stock is at or below the price of Cisco Stock on the day we offer the PLUS for initial sale to the public.

                              You cannot predict the future performance of
                              Cisco Stock based on its historical performance. The price of Cisco Stock may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount equal to the decrease in the price of Cisco Stock. In addition, there can be no assurance that the price of Cisco Stock will increase so that you will receive at maturity more than the principal amount of the PLUS. Nor can there be any assurance that the price of
                              Cisco Stock will not increase beyond     % of the
                              price of Cisco Stock on the day we offer the PLUS for initial sale to the public, in which case you will no longer share in the performance of Cisco Stock and will only receive the maximum payment at maturity. You can review the historical prices of Cisco Stock for each calendar quarter in the period from January 1, 2000 through September 3, 2003 in this pricing supplement under "Description of PLUS--Historical Information."

If the PLUS accelerate, you   The maturity of the PLUS will be accelerated if
may receive an amount worth   there is a price event acceleration or an event
substantially less than the   of default acceleration. The amount payable to
principal amount of the       you if the maturity of the PLUS is accelerated
PLUS                          may be substantially less than the principal
                              amount of the PLUS. See "Description of
                              PLUS--Price Event Acceleration" and "Description of PLUS--Alternate Exchange Calculation in Case of an Event of Default."

Morgan Stanley is not         We are not affiliated with Cisco and Cisco is not
affiliated with Cisco         involved in the offering of the PLUS in any way.
                              Consequently, we have no ability to control the actions of Cisco, including any corporate actions of the type that would require the calculation agent to adjust the payout at maturity. Cisco has no obligation to consider your interest as an investor in the PLUS in taking any corporate actions that might affect the value of your PLUS.
                              None of the money you pay for the PLUS will go to Cisco.

Morgan Stanley may engage     We or our affiliates may presently or from time
in business with or involving to time engage in business with Cisco without Cisco without regard to your regard to your interests, including extending
interests                     loans to, or making equity investments in, Cisco
                              or its affiliates or subsidiaries or providing advisory services to Cisco, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Cisco. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Cisco. These research reports may or may not recommend that investors buy or hold
                              Cisco Stock.

You have no                   Investing in the PLUS is not equivalent to
shareholder rights            investing in Cisco Stock. As an investor in the
                              PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Cisco Stock.

The PLUS may become           Following certain corporate events relating to
linked to the common stock    Cisco Stock, such as a merger event where holders
of companies other than       of Cisco Stock would receive all or a substantial
Cisco                         portion of their consideration in cash or a
                              significant cash dividend or distribution of property with respect to Cisco Stock, the stock prices used to calculate your return on the PLUS will be based on the common stock of three companies in the same industry group as Cisco in lieu of, or in addition to, Cisco Stock.
                              Following certain other corporate events, such as a stock-for-stock merger where Cisco is not the surviving entity, the stock prices used to calculate your return on the PLUS may be based on the common stock of a successor corporation to Cisco. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of PLUS--Antidilution
                              Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the PLUS.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
the calculation agent is      exchange ratio and the amount payable at maturity
required to make do not       for certain events affecting Cisco Stock, such as
cover every corporate event   stock splits and stock dividends, and certain
that could affect Cisco       other corporate actions involving Cisco, such as
Stock                         mergers. However, the calculation agent will not
                              make an adjustment for every corporate event that could affect Cisco Stock. For example, the calculation agent will not make any adjustments if Cisco or anyone else makes a partial tender or partial exchange offer for Cisco Stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio or the amount payable at maturity, the market price of the PLUS may be materially and adversely affected.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
affect determinations         adverse to your interests as an investor in the
                              PLUS. As calculation agent, MS & Co. will calculate the final average stock price and determine what adjustments should be made, if any, to the exchange ratio to reflect certain corporate and other events affecting Cisco Stock, the appropriate underlying security or securities to track in the event of certain reorganization events and whether a market disruption event has occurred. Determinations made by MS&Co., in its capacity as calculation agent, including adjustments to the exchange ratio, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Antidilution Adjustments" and "--Market
                              Disruption Event."

Hedging and trading activity MS & Co. and other affiliates of ours will carry by the calculation agent and out hedging activities related to the PLUS,
its affiliates could          including trading in Cisco Stock as well as in
potentially affect the value  other instruments related to Cisco Stock. MS &
of the PLUS                   Co. and some of our other subsidiaries also trade
                              Cisco Stock and other financial instruments related to Cisco Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we offer the PLUS for initial sale to the public could potentially increase the price of Cisco Stock, and, accordingly, potentially increase the issue price of the PLUS and, therefore, the price at which Cisco Stock, on average, must close on the valuation dates before you would receive at maturity a payment that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the valuation period at maturity of the PLUS could potentially affect the price of Cisco Stock on the valuation dates and, accordingly, the amount of cash you will receive at maturity.

Because the characterization You should also consider the U.S. federal income of the PLUS for U.S. federal tax consequences of investing in the PLUS. There
income tax purposes is        is no direct legal authority as to the proper tax
uncertain, the material U.S.  treatment of the PLUS, and therefore significant
federal income tax            aspects of their tax treatment are uncertain.
consequences of an            Pursuant to the terms of the PLUS, you have
investment in the PLUS are    agreed with us to treat a PLUS as a single
uncertain                     financial contract, as described in the section
                              of this pricing supplement called "Description of PLUS--United States Federal Income
                              Taxation--General." If the Internal Revenue
                              Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called
                              "Description of PLUS--United States Federal
                              Income Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S.
                              federal income tax consequences of investing in the PLUS.

                              DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $ principal amount of our PLUS due April 1, 2005, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of Common Stock of Cisco Systems, Inc. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount............  $

Original Issue Date (Settlement Date).                  , 2003

Maturity Date.........................  April 1, 2005, subject to acceleration as described below in "--Price Event
                                        Acceleration," and "--Alternate
                                        Exchange Calculation in Case of an
                                        Event of Default," and subject to
                                        extension in accordance with the
                                        following paragraph in the event of a
                                        Market Disruption Event on any
                                        Valuation Date.

                                        If due to a Market Disruption Event or
                                        otherwise, any Valuation Date occurs on
                                        or after March 30, 2005, the Maturity
                                        Date will be the second Trading Day
                                        following the final Valuation Date. See
                                        "--Valuation Dates" below.

Issue Price...........................  $         per PLUS, which is equal to
                                        the Market Price of Cisco Stock on the
                                        day we offer the PLUS for initial sale
                                        to the public.

Denominations.........................  $         and integral multiples thereof

CUSIP.................................  61748A841

Interest Rate.........................  None

Specified Currency....................  U.S. dollars

Payment at Maturity...................  Unless the maturity of the SPARQS has accelerated, at maturity, upon delivery
                                        of the PLUS to the Trustee, we will pay
                                        with respect to the $         principal
                                        amount of each PLUS an amount in cash
                                        equal to (i) if the Final Average Stock
                                        Price is greater than the Issue Price,
                                        the lesser of (a) $         plus the
                                        Leveraged Upside Payment and (b) the
                                        Maximum Payment at Maturity or (ii) if
                                        the Final Average Stock Price is less
                                        than or equal to the Issue Price, the
                                        Final Average Stock Price.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        the Depository Trust Company, which we
                                        refer to as DTC, of the amount of cash
                                        to be delivered with respect to the
                                        $         principal amount of each
                                        PLUS, on or prior to 10:30 a.m. on the
                                        Trading Day preceding the Maturity Date
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date), and (ii) deliver
                                        the aggregate cash amount due with
                                        respect to the PLUS to the Trustee for
                                        delivery to DTC, as holder of the PLUS,
                                        on the Maturity Date. We expect such
                                        amount of cash will be distributed to
                                        investors on the Maturity Date in
                                        accordance with the standard rules and
                                        procedures of DTC and its direct and
                                        indirect participants. See

                                        "--Book Entry Note or Certificated
                                        Note" below, and see "The Depositary"
                                        in the accompanying prospectus
                                        supplement.

                                        If the maturity of the PLUS is
                                        accelerated because of a Price Event
                                        Acceleration (as described under
                                        "--Price Event Acceleration" below) or
                                        because of an Event of Default
                                        Acceleration (as defined under
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" below), we
                                        shall provide such notice to the
                                        Trustee and to DTC as promptly as
                                        possible and in no event later than (i)
                                        in the case of an Event of Default
                                        Acceleration, two Trading Days after
                                        the date of acceleration (but if such
                                        second Trading Day is not a Business
                                        Day, prior to the close of business on
                                        the Business Day preceding such second
                                        Trading Day) and (ii) in the case of a
                                        Price Event Acceleration, 10:30 a.m. on
                                        the Trading Day immediately prior to
                                        the date of acceleration (but if such
                                        Trading Day is not a Business Day,
                                        prior to the close of business on the
                                        Business Day preceding the date of
                                        acceleration).

Leveraged Upside Payment .............  The product of (i) $         and (ii)
                                        200% and (iii) the Stock Price Percent
                                        Increase.

Maximum Payment at Maturity...........  $

Stock Price Percent Increase..........  A fraction, the numerator of which is the Final Average Stock Price minus the
                                        Issue Price and the denominator of
                                        which is the Issue Price.

Final Average Stock Price.............  The arithmetic average of the Stock
                                        Prices on each of the Valuation Dates.

Valuation Dates.......................  March 28, 2005, March 29, 2005 and
                                        March 30, 2005; provided that if any
                                        such date is not a Trading Day or if
                                        there is a Market Disruption Event on
                                        any such date, the Valuation Dates will
                                        be the first three Trading Days
                                        occurring on or after March 28, 2005 on
                                        which no Market Disruption Event
                                        occurs.

Stock Price...........................  The Stock Price on any date equals the product of the Market Price of Cisco
                                        Stock and the Exchange Ratio, each
                                        determined as of such date by the
                                        Calculation Agent.

Exchange Ratio........................  1.0, subject to adjustment for certain corporate events affecting Cisco Stock.
                                        See "--Antidilution Adjustments" below.

Price Event Acceleration..............  If on any two consecutive Trading Days during the period prior to and ending
                                        on the fifth scheduled Trading Day
                                        immediately preceding the Maturity
                                        Date, the product of the Market Price
                                        per share of Cisco Stock and the
                                        Exchange Ratio is less than $2.00, the
                                        Maturity Date of the PLUS will be
                                        deemed to be accelerated to the third
                                        Business Day immediately following the
                                        Trading Day immediately following such
                                        second consecutive Trading Day (the
                                        "date of acceleration"). Upon such
                                        acceleration, with respect to the
                                        $         principal amount of each
                                        PLUS, we will deliver to DTC, as holder
                                        of the PLUS, on the date of
                                        acceleration an amount in cash equal to
                                        the Payment at Maturity
                                        calculated using the Stock Price as of
                                        the Trading Day immediately following
                                        such second consecutive Trading Day on
                                        which the product of the Market Price
                                        per share of Cisco Stock and the
                                        Exchange Ratio is less than $2.00,
                                        rather than the Final Average Stock
                                        Price.

                                        We expect such cash amount will be
                                        distributed to investors on the date of
                                        acceleration in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus.

                                        Investors will not be entitled to
                                        receive the return of the $
                                        principal amount of each PLUS upon a
                                        Price Event Acceleration.

Market Price..........................  If Cisco Stock (or any other security for which a Market Price must be
                                        determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of Cisco
                                        Stock (or one unit of any such other
                                        security) on any Trading Day means (i)
                                        the last reported sale price, regular
                                        way, of the principal trading session
                                        on such day on the principal United
                                        States securities exchange registered
                                        under the Securities Exchange Act of
                                        1934, as amended (the "Exchange Act"),
                                        on which Cisco Stock (or any such other
                                        security) is listed or admitted to
                                        trading (which may be the Nasdaq
                                        National Market if it is then a
                                        national securities exchange) or (ii)
                                        if not listed or admitted to trading on
                                        any such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if Cisco Stock (or
                                        such other security) is listed or
                                        admitted to trading on such securities
                                        exchange), the last reported sale price
                                        of the principal trading session on the
                                        over-the-counter market as reported on
                                        the Nasdaq National Market (if it is
                                        not then a national securities
                                        exchange) or OTC Bulletin Board on such
                                        day. If the last reported sale price of
                                        the principal trading session is not
                                        available pursuant to clause (i) or
                                        (ii) of the preceding sentence because
                                        of a Market Disruption Event or
                                        otherwise, the Market Price for any
                                        Trading Day shall be the mean, as
                                        determined by the Calculation Agent, of
                                        the bid prices for Cisco Stock (or any
                                        such other security) obtained from as
                                        many dealers in such security, but not
                                        exceeding three, as will make such bid
                                        prices available to the Calculation
                                        Agent. Bids of MS & Co. or any of its
                                        affiliates may be included in the
                                        calculation of such mean, but only to
                                        the extent that any such bid is the
                                        highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange (the "NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options

                                        Exchange and in the over-the-counter
                                        market for equity securities in the
                                        United States.

Book Entry Note or Certificated Note..  Book Entry. The PLUS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the PLUS. Your
                                        beneficial interest in the PLUS will be
                                        evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        payments or notices to you will mean
                                        payments or notices to DTC, as the
                                        registered holder of the PLUS, for
                                        distribution to participants in
                                        accordance with DTC's procedures. For
                                        more information regarding DTC and book
                                        entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Payment at Maturity, if any, will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per PLUS will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upwards
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of PLUS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the PLUS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining the Final Average Stock
                                        Price, what adjustments should be made,
                                        if any, to the Exchange Ratio or
                                        whether a Market Disruption Event has
                                        occurred. See "--Antidilution
                                        Adjustments" and "--Market Disruption
                                        Event" below. MS & Co. is obligated to
                                        carry out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

Market Disruption Event...............  "Market Disruption Event" means the occurrence or existence of any of the
                                        following events with respect to Cisco
                                        Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Cisco Stock on the primary market
                                            for Cisco Stock for more than two
                                            hours of trading or during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in such market; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of the
                                            primary market for Cisco Stock as a
                                            result of which the reported
                                            trading prices for Cisco Stock
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session in such
                                            market are materially inaccurate;
                                            or the suspension, absence or
                                            material limitation of trading on
                                            the primary market for trading in
                                            options contracts related to Cisco
                                            Stock, if available, during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            position in Cisco Stock with
                                            respect to the PLUS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations will constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in options contracts on
                                        Cisco Stock by the primary securities
                                        market trading in such options, if
                                        available, by reason of (x) a price
                                        change exceeding limits set by such
                                        securities exchange or market, (y) an
                                        imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        options contracts related to Cisco
                                        Stock and (5) a suspension, absence or
                                        material limitation of trading on the
                                        primary securities market on which
                                        options contracts related to Cisco
                                        Stock are traded will not include any
                                        time when such securities market is
                                        itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default........  In case an event of default with respect to the PLUS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable per PLUS upon any
                                        acceleration of the PLUS (an "Event of
                                        Default Acceleration") shall be
                                        determined by the Calculation Agent and
                                        shall be an amount in cash equal to the
                                        Payment at Maturity calculated using
                                        the Stock Price as of the date of
                                        acceleration, rather than the Final
                                        Average Stock Price.

Antidilution Adjustments..............  The Exchange Ratio will be adjusted as follows:

                                        1. If Cisco Stock is subject to a stock
                                        split or reverse stock split, then once
                                        such split has become effective, the
                                        Exchange Ratio will be adjusted to
                                        equal the product of the prior Exchange
                                        Ratio and the number of shares issued
                                        in such stock split or reverse stock
                                        split with respect to one share of
                                        Cisco Stock.

                                        2. If Cisco Stock is subject (i) to a
                                        stock dividend (issuance of additional
                                        shares of Cisco Stock) that is given
                                        ratably to all holders of shares of
                                        Cisco Stock or (ii) to a distribution
                                        of Cisco Stock as a result of the
                                        triggering of any provision of the
                                        corporate charter of Cisco, then once
                                        the dividend has become effective and
                                        Cisco Stock is trading ex-dividend, the
                                        Exchange Ratio will be adjusted so that
                                        the new Exchange Ratio shall equal the
                                        prior Exchange Ratio plus the product
                                        of (i) the number of shares issued with
                                        respect to one share of Cisco Stock and
                                        (ii) the prior Exchange Ratio.

                                        3. If Cisco issues rights or warrants
                                        to all holders of Cisco Stock to
                                        subscribe for or purchase Cisco Stock
                                        at an exercise price per share less
                                        than the Market Price of Cisco Stock on
                                        both (i) the date the exercise price of
                                        such rights or warrants is determined
                                        and (ii) the expiration date of such
                                        rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        PLUS, then the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and a fraction,
                                        the numerator of which shall be the
                                        number of shares of Cisco Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Cisco Stock offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants and the denominator of which
                                        shall be the number of shares of Cisco
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Cisco Stock which the aggregate
                                        offering price of the total number of
                                        shares of Cisco Stock so offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants would purchase
                                        at the Market Price on the expiration
                                        date of such rights or warrants, which
                                        shall be determined by multiplying such
                                        total number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price.

                                        4. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Cisco Stock other than
                                        distributions described in paragraph 2,
                                        paragraph 3 and clauses (i), (iv) and
                                        (v) of the first sentence of paragraph
                                        5 and Extraordinary Dividends.
                                        "Extraordinary Dividend" means (a) the
                                        full amount per share of Cisco Stock of
                                        any cash dividend or special dividend
                                        or distribution that is identified by
                                        Cisco as an extraordinary or special
                                        dividend or distribution, (b) the
                                        excess of any cash dividend or other
                                        cash distribution (that is not
                                        otherwise identified by Cisco as an
                                        extraordinary or special dividend or
                                        distribution) distributed per share of
                                        Cisco Stock over the immediately
                                        preceding cash dividend or other cash
                                        distribution, if any, per share of
                                        Cisco Stock that did not include an
                                        Extraordinary Dividend (as adjusted for
                                        any subsequent corporate event
                                        requiring an adjustment hereunder, such
                                        as a stock split or reverse stock
                                        split) if such excess portion of the
                                        dividend or distribution is more than
                                        5% of the Market Price of Cisco Stock
                                        on the Trading Day preceding the
                                        "ex-dividend date" (that is, the day on
                                        and after which transactions in Cisco
                                        Stock on an organized securities
                                        exchange or trading system no longer
                                        carry the right to receive that cash
                                        dividend or other cash distribution)
                                        for the payment of such cash dividend
                                        or other cash distribution (such Market
                                        Price, the "Base Market Price") (c) the
                                        full cash value of any non-cash
                                        dividend or distribution per share of
                                        Cisco Stock (excluding Marketable
                                        Securities, as defined in paragraph 5
                                        below). Subject to the following
                                        sentence, if any cash dividend or
                                        distribution of such other property
                                        with respect to Cisco Stock includes an
                                        Extraordinary Dividend, the Exchange
                                        Ratio with respect to Cisco Stock will
                                        be adjusted on the ex-dividend date so
                                        that the new Exchange Ratio will equal
                                        the product of (i) the prior Exchange
                                        Ratio and (ii) a fraction, the
                                        numerator of which is the Base Market
                                        Price, and the denominator of which is
                                        the amount by which the Base Market
                                        Price exceeds the Extraordinary
                                        Dividend. If any Extraordinary Dividend
                                        is at least 35% of the Base Market
                                        Price, then, instead of adjusting the
                                        Exchange Ratio, each subsequent Stock
                                        Price will be calculated as described
                                        in paragraph 5 below, and the
                                        Extraordinary Dividend will be
                                        allocated to Reference Basket Stocks in
                                        accordance with the procedures for a
                                        Reference Basket Event as described in
                                        clause 3(b) of paragraph 5 below. The
                                        value of the non-cash component of an
                                        Extraordinary Dividend will be
                                        determined on the ex-dividend date for
                                        such distribution by the Calculation
                                        Agent, whose determination shall be
                                        conclusive in the absence of manifest
                                        error. A distribution on Cisco Stock
                                        described in clause (i), (iv) or (v) of
                                        the first sentence of paragraph 5 below
                                        shall cause an adjustment to the
                                        Exchange Ratio pursuant only to clause
                                        (i), (iv) or (v) of the first sentence
                                        of paragraph 5, as applicable.

                                        5. Any of the following shall
                                        constitute a Reorganization Event: (i)
                                        Cisco Stock is reclassified or changed,
                                        including, without limitation, as a
                                        result of the issuance of any tracking
                                        stock by Cisco, (ii) Cisco has been
                                        subject to any merger, combination or
                                        consolidation and is not the surviving
                                        entity, (iii) Cisco completes a
                                        statutory exchange of securities with
                                        another corporation (other than
                                        pursuant to clause (ii) above), (iv)
                                        Cisco is liquidated, (v) Cisco issues
                                        to all of its shareholders equity
                                        securities of an issuer other than
                                        Cisco (other than in a transaction
                                        described in clause (ii), (iii) or (iv)
                                        above) (a "spinoff stock") or (vi)
                                        Cisco Stock is the subject of a tender
                                        or exchange offer or going private
                                        transaction on all of the outstanding
                                        shares. If any Reorganization Event
                                        occurs, in each case as a result of
                                        which the holders of Cisco Stock
                                        receive any equity security listed on a
                                        national securities exchange or traded
                                        on The Nasdaq National Market (a
                                        "Marketable Security"), other
                                        securities or other property, assets or
                                        cash (collectively "Exchange
                                        Property"), the Stock Prices for
                                        Valuation Dates following the effective
                                        date for such Reorganization Event (or,
                                        if applicable, in the case of spinoff
                                        stock, the ex-dividend date for the
                                        distribution of such spinoff stock)
                                        will be calculated by reference to:

                                            (1) if Cisco Stock continues to be
                                            outstanding, Cisco Stock (if
                                            applicable, as reclassified upon
                                            the issuance of any tracking stock)
                                            at the Exchange Ratio in effect on
                                            such Valuation Date (taking into
                                            account any adjustments for any
                                            distributions described under
                                            clause (3)(a) below); and

                                            (2) for each Marketable Security
                                            received in such Reorganization
                                            Event (each a "New Stock"),
                                            including the issuance of any
                                            tracking stock or spinoff stock, or
                                            the receipt of any stock received
                                            in exchange for Cisco Stock where
                                            Cisco is not the surviving entity,
                                            the number of shares of the New
                                            Stock received with respect to one
                                            share of Cisco Stock multiplied by
                                            the Exchange Ratio for Cisco Stock
                                            on the Trading Day immediately
                                            prior to the effective date of the
                                            Reorganization Event (the "New
                                            Stock Exchange' Ratio"), as
                                            adjusted to such Valuation Date
                                            (taking into account any
                                            adjustments for distributions
                                            described under clause (3)(a)
                                            below); and

                                            (3) for any cash and any other
                                            property or securities other than
                                            Marketable Securities received in
                                            such Reorganization Event (the
                                            "Non-Stock Exchange Property"),

                                            (a) if the combined value of the
                                            amount of Non-Stock Exchange
                                            Property received per share of
                                            Cisco Stock, as determined by the
                                            Calculation Agent in its sole
                                            discretion on the effective date of
                                            such Reorganization Event (the
                                            "Non-Stock Exchange Property
                                            Value"), by holders of Cisco Stock
                                            is less than 25% of the Market
                                            Price of Cisco Stock on the Trading
                                            Day immediately prior to the
                                            effective date of such
                                            Reorganization Event, a number of
                                            shares of Cisco Stock, if
                                            applicable, and of any New Stock
                                            received in connection with such
                                            Reorganization Event, if
                                            applicable, in proportion to the
                                            relative Market Prices of Cisco
                                            Stock and any such New Stock, and
                                            with an aggregate value equal to
                                            the Non-Stock Exchange Property
                                            Value based on such

                                            Market Prices, in each case as
                                            determined by the Calculation Agent
                                            in its sole discretion on the
                                            effective date of such
                                            Reorganization Event; and the
                                            number such shares of Cisco Stock
                                            or any New Stock determined in
                                            accordance with this clause (3)(a)
                                            will be added at the time of such
                                            adjustment to the Exchange Ratio in
                                            subparagraph (1) above and/or the
                                            New Stock Exchange Ratio in
                                            subparagraph (2) above, as
                                            applicable, or

                                            (b) if the Non-Stock Exchange
                                            Property Value is equal to or
                                            exceeds 25% of the Market Price of
                                            Cisco Stock on the Trading Day
                                            immediately prior to the effective
                                            date relating to such
                                            Reorganization Event or, if Cisco
                                            Stock is surrendered exclusively
                                            for Non-Stock Exchange Property (in
                                            each case, a "Reference Basket
                                            Event"), an initially equal-dollar
                                            weighted basket of three Reference
                                            Basket Stocks (as defined below)
                                            with an aggregate value on the
                                            effective date of such
                                            Reorganization Event equal to the
                                            Non-Stock Exchange Property Value.
                                            The "Reference Basket Stocks" will
                                            be the three stocks with the
                                            largest market capitalization among
                                            the stocks that then comprise the
                                            S&P 500 Index (or, if publication
                                            of such index is discontinued, any
                                            successor or substitute index
                                            selected by the Calculation Agent
                                            in its sole discretion) with the
                                            same primary Standard Industrial
                                            Classification Code ("SIC Code") as
                                            Cisco; provided, however, that a
                                            Reference Basket Stock will not
                                            include any stock that is subject
                                            to a trading restriction under the
                                            trading restriction policies of
                                            Morgan Stanley or any of its
                                            affiliates that would materially
                                            limit the ability of Morgan Stanley
                                            or any of its affiliates to hedge
                                            the Notes with respect to such
                                            stock (a "Hedging Restriction");
                                            provided further that if three
                                            Reference Basket Stocks cannot be
                                            identified from the S&P 500 Index
                                            by primary SIC Code for which a
                                            Hedging Restriction does not exist,
                                            the remaining Reference Basket
                                            Stock(s) will be selected by the
                                            Calculation Agent from the largest
                                            market capitalization stock(s)
                                            within the same Division and Major
                                            Group classification (as defined by
                                            the Office of Management and
                                            Budget) as the primary SIC Code for
                                            Cisco. Each Reference Basket Stock
                                            will be assigned a Basket Stock
                                            Exchange Ratio equal to the number
                                            of shares of such Reference Basket
                                            Stock with a Market Price on the
                                            effective date of such
                                            Reorganization Event equal to the
                                            product of (a) the Non-Stock
                                            Exchange Property Value, (b) the
                                            Exchange Ratio in effect for Cisco
                                            Stock on the Trading Day
                                            immediately prior to the effective
                                            date of such Reorganization Event
                                            and (c) 0.3333333.

                                        Following the allocation of any
                                        Extraordinary Dividend to Reference
                                        Basket Stocks pursuant to paragraph 4
                                        above or any Reorganization Event
                                        described in this paragraph 5, the
                                        Stock Price on each subsequent
                                        Valuation Date used to determine the
                                        Payment at Maturity will be the sum of:

                                            (i) if applicable, the product of
                                            the Market Price of one share of
                                            Cisco Stock and the Exchange Ratio
                                            then in effect; and

                                            (ii) if applicable, for each New
                                            Stock, the product of the Market
                                            Price of one share of such New
                                            Stock and the New Stock Exchange
                                            Ratio then in effect for such New
                                            Stock; and

                                            (iii) if applicable, for each
                                            Reference Basket Stock, the product
                                            of the Market Price of such
                                            Reference Basket Stock and the
                                            Basket Stock Exchange Ratio then in
                                            effect for such Reference Basket
                                            Stock.

                                        In each case, the Market Price and the
                                        applicable Exchange Ratio (including
                                        for this purpose, any New Stock
                                        Exchange Ratio or Basket Stock Exchange
                                        Ratio) will be determined by the
                                        Calculation Agent on the Valuation
                                        Date; provided that if there is a
                                        Market Disruption Event with respect to
                                        any underlying stock, the Market Price
                                        and Exchange Ratio for the unaffected
                                        underlying stocks will be determined on
                                        the originally scheduled Valuation
                                        Date, and the Market Price and Exchange
                                        Ratio for the affected underlying stock
                                        will be postponed in accordance with
                                        "--Valuation Dates" above; provided
                                        further that the provisions for the
                                        extension of the Maturity Date will
                                        apply in the case of the postponement
                                        of the Valuation Date for any
                                        underlying stock.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        Following the occurrence of any
                                        antidilution adjustments after which
                                        the Stock Price is based in whole or in
                                        part on the value of a New Stock or
                                        Reference Basket Stocks, references to
                                        "Cisco Stock" under "--Market Price"
                                        and "--Market Disruption Event" shall
                                        be deemed to also refer to any New
                                        Stock or Reference Basket Stock, and if
                                        Cisco Stock is no longer outstanding,
                                        all other references in this pricing
                                        supplement to

                                        "Cisco Stock" shall be deemed to refer
                                        to New Stock and/or the Reference
                                        Basket Stocks, unless the context
                                        otherwise requires. The New Stock
                                        Exchange Ratio(s) or Basket Stock
                                        Exchange Ratios resulting from any
                                        Reorganization Event described in
                                        paragraph 5 above or similar adjustment
                                        under paragraph 4 above shall be
                                        subject to the adjustments set forth in
                                        paragraphs 1 through 5 hereof.

                                        If a Reference Basket Event occurs, we
                                        shall, or shall cause the Calculation
                                        Agent to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        occurrence of such Reference Basket
                                        Event and of the three Reference Basket
                                        Stocks selected as promptly as possible
                                        and in no event later than five
                                        Business Days after the date of the
                                        Reference Basket Event.

                                        No adjustment to any Exchange Ratio
                                        (including for this purpose, any New
                                        Stock Exchange Ratio or Basket Stock
                                        Exchange Ratio) will be required unless
                                        such adjustment would require a change
                                        of at least 0.1% in the Exchange Ratio
                                        then in effect. The Exchange Ratio
                                        resulting from any of the adjustments
                                        specified above will be rounded to the
                                        nearest one hundred-thousandth, with
                                        five one-millionths rounded upward.
                                        Adjustments to the Exchange Ratios will
                                        be made up to and including the final
                                        scheduled Valuation Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio will be required other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Market Price of
                                        Cisco Stock, including, without
                                        limitation, a partial tender or
                                        exchange offer for Cisco Stock.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to any
                                        Exchange Ratio, New Stock Exchange
                                        Ratio or Basket Stock Exchange Ratio or
                                        method of calculating the Exchange
                                        Property Value and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash), and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the PLUS in
                                        accordance with paragraphs 1 through 5
                                        above upon written request by any
                                        investor in the PLUS.

Cisco Stock; Public Information.......  Cisco Systems, Inc. manufactures and sells networking and communications
                                        products and provides services
                                        associated with that equipment and its
                                        use. Cisco Stock is registered under
                                        the Exchange Act. Companies with
                                        securities registered under the
                                        Exchange Act are required to file
                                        periodically certain financial and
                                        other information specified by the
                                        Securities and Exchange

                                        Commission (the "Commission").
                                        Information provided to or filed with
                                        the Commission can be inspected and
                                        copied at the public reference
                                        facilities maintained by the Commission
                                        at Room 1024, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, and copies of
                                        such material can be obtained from the
                                        Public Reference Section of the
                                        Commission, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, at prescribed
                                        rates. In addition, information
                                        provided to or filed with the
                                        Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Cisco pursuant to the
                                        Exchange Act can be located by
                                        reference to Commission file number
                                        0-18225. In addition, information
                                        regarding Cisco may be obtained from
                                        other sources including, but not
                                        limited to, press releases, newspaper
                                        articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the PLUS offered hereby and does not
                                        relate to Cisco Stock or other
                                        securities of Cisco. We have derived
                                        all disclosures contained in this
                                        pricing supplement regarding Cisco from
                                        the publicly available documents
                                        described in the preceding paragraphs.
                                        Neither we nor the Agent has
                                        participated in the preparation of such
                                        documents or made any due diligence
                                        inquiry with respect to Cisco in
                                        connection with the offering of the
                                        PLUS. Neither we nor the Agent makes
                                        any representation that such publicly
                                        available documents are or any other
                                        publicly available information
                                        regarding Cisco is accurate or
                                        complete. Furthermore, we cannot give
                                        any assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraphs) that would affect
                                        the trading price of Cisco Stock (and
                                        therefore the price of Cisco Stock at
                                        the time we price the PLUS) have been
                                        publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning Cisco
                                        could affect the payout you receive on
                                        the PLUS.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Cisco Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Cisco, including extending loans
                                        to, or making equity investments in,
                                        Cisco or providing advisory services to
                                        Cisco Stock, such as merger and
                                        acquisition advisory services. In the
                                        course of such business, we and/or our
                                        affiliates may acquire non-public
                                        information with respect to Cisco, and
                                        neither we nor any of our affiliates
                                        undertakes to disclose any such
                                        information to you. In addition, one or
                                        more of our affiliates may publish
                                        research reports with respect to Cisco.
                                        The statements in the preceding two
                                        sentences are not intended to affect
                                        the rights of the investors in the PLUS
                                        under the
                                        securities laws. As a prospective
                                        investor in a PLUS, you should
                                        undertake an independent investigation
                                        of Cisco as in your judgment is
                                        appropriate to make an informed
                                        decision with respect to an investment
                                        in Cisco Stock.

Historical Information................  The following tables set forth the published high and low Market Prices
                                        for Cisco Stock during 2000, 2001, 2002
                                        and during 2003 through September 3,
                                        2003. The Market Price of Cisco Stock
                                        on September 3, 2003 was $20.24. We
                                        obtained the information in the tables
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate.

                                        The historical prices of Cisco Stock
                                        should not be taken as an indication of
                                        future performance, and no assurance
                                        can be given as to the price of Cisco
                                        Stock on any Valuation Date. The Final
                                        Average Stock Price determined over the
                                        Valuation Dates may be lower than the
                                        Issue Price so that you will receive
                                        less than the $         principal
                                        amount of the PLUS at maturity. We
                                        cannot give you any assurance that the
                                        Final Average Stock Price will be
                                        higher than $        . Nor can we give
                                        you any assurance that the Final
                                        Average Stock Price determined over the
                                        Valuation Dates will not exceed     %
                                        of the Issue Price, in which case you
                                        will receive only the Maximum Payment
                                        at Maturity. If the Final Average Stock
                                        Price is less than the Issue Price, you
                                        will lose money on your investment.

                                                Cisco Systems, Inc.                High          Low
                                        -------------------------------------    -------      -------
                                        (CUSIP 17275R102)
                                        2000
                                        First Quarter........................    $ 80.06      $ 50.00
                                        Second Quarter.......................      74.94        50.55
                                        Third Quarter........................      69.63        55.19
                                        Fourth Quarter.......................      58.56        36.50
                                        2001
                                        First Quarter........................      42.63        15.25
                                        Second Quarter.......................      23.48        13.63
                                        Third Quarter........................      20.30        11.24
                                        Fourth Quarter.......................      21.79        11.48
                                        2002
                                        First Quarter .......................      21.00        14.24
                                        Second Quarter.......................      17.52        12.89
                                        Third Quarter........................      15.11        10.48
                                        Fourth Quarter.......................      15.24         8.60
                                        2003
                                        First Quarter........................      15.58        12.69
                                        Second Quarter.......................      18.73        12.98
                                        Third Quarter
                                           (through September 3, 2003).......      20.24        17.24

                                        Historical prices with respect to the
                                        common stock of Cisco Systems, Inc.
                                        have been adjusted for a 2-for-1 stock
                                        split which became effective in the
                                        first quarter of 2000.

                                        Cisco has not paid cash dividends on
                                        Cisco Stock to date. We make no
                                        representation as to the amount of
                                        dividends, if any, that Cisco will pay
                                        in the future. In any event, as an
                                        investor in the

                                        PLUS, you will not be entitled to
                                        receive dividends, if any, that may be
                                        payable on Cisco Stock.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the PLUS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the PLUS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the day we offer the
                                        PLUS for initial sale to the public we,
                                        through our subsidiaries or others,
                                        intend to hedge our anticipated
                                        exposure in connection with the PLUS by
                                        taking positions in Cisco Stock, in
                                        futures or options contracts on Cisco
                                        Stock that are listed on major
                                        securities markets or positions in any
                                        other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging. Such
                                        purchase activity could potentially
                                        increase the price of Cisco Stock, and,
                                        accordingly, potentially increase the
                                        issue price of the PLUS and, therefore,
                                        the price at which Cisco Stock must
                                        close on the Valuation Dates before you
                                        would receive at maturity a payment
                                        that exceeds the principal amount of
                                        the PLUS. In addition, through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the PLUS by purchasing and selling
                                        Cisco Stock, futures or options
                                        contracts on Cisco Stock that are
                                        listed on major securities markets or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging activities, including by
                                        selling any such securities or
                                        instruments on the Valuation Dates. We
                                        cannot give any assurance that our
                                        hedging activities will not affect the
                                        price of Cisco Stock and, therefore,
                                        adversely affect the value of the PLUS
                                        or the payment you will receive at
                                        maturity, or upon any acceleration of
                                        the PLUS.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to the conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of PLUS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the PLUS directly to
                                        the public at the public offering price
                                        set forth on the cover page of this
                                        pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. The Agent may allow a
                                        concession not in excess of     % of
                                        the principal amount of the PLUS to
                                        other dealers, which may include Morgan
                                        Stanley & Co. International Limited and
                                        Bank Morgan Stanley AG. We expect to
                                        deliver the PLUS against payment
                                        therefor in New York, New York on
                                                        , 2003. After the
                                        initial offering of the PLUS, the Agent
                                        may vary the offering price and other
                                        selling terms from time to time.

                                        In order to facilitate the offering of
                                        the PLUS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        PLUS. Specifically, the Agent may sell
                                        more PLUS than it is obligated to
                                        purchase in connection with the
                                        offering, creating a naked short
                                        position in the PLUS, for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        PLUS in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the PLUS in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, PLUS or Cisco Stock in
                                        the open market to stabilize the price
                                        of the PLUS. Any of these activities
                                        may raise or maintain the market price
                                        of the PLUS above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the PLUS. The
                                        Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the PLUS or
                                        possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the PLUS in any jurisdiction, other
                                        than the United States, where action
                                        for that purpose is required. No
                                        offers, sales or deliveries of the
                                        PLUS, or distribution of this pricing
                                        supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the PLUS, may be made in or from any
                                        jurisdiction except in circumstances
                                        which will result in compliance with
                                        any applicable laws and regulations and
                                        will not impose any obligations on us,
                                        the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and each dealer through which we may
                                        offer the PLUS has represented and
                                        agreed, that it (i) will comply with
                                        all applicable laws and regulations in
                                        force in each non-U.S. jurisdiction in
                                        which it purchases, offers, sells or
                                        delivers the PLUS or possesses or
                                        distributes this pricing supplement and
                                        the accompanying prospectus supplement
                                        and prospectus and (ii) will obtain any
                                        consent, approval or permission
                                        required by it for the purchase, offer
                                        or sale by it of the PLUS under the
                                        laws and regulations in force in each
                                        non-U.S. jurisdiction to which it is
                                        subject or in which it makes purchases,
                                        offers or sales of the PLUS. We shall
                                        not have responsibility for the Agent's
                                        or any dealer's compliance with the
                                        applicable laws and regulations or
                                        obtaining any required consent,
                                        approval or permission.

                                        Brazil

                                        The PLUS may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the PLUS has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to this offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public
                                        offering in Brazil or be used in
                                        connection with any offer for
                                        subscription or sale to the public in
                                        Brazil.

                                        Chile

                                        The PLUS have not been registered with
                                        the Superintendencia de Valores y
                                        Seguros in Chile and may not be offered
                                        or sold publicly in Chile. No offer,
                                        sales or deliveries of the PLUS, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus, may be made
                                        in or from Chile except in
                                        circumstances which will result in
                                        compliance with any applicable Chilean
                                        laws and regulations.

                                        Hong Kong

                                        The PLUS may not be offered or sold in
                                        Hong Kong, by means of any document,
                                        other than to persons whose ordinary
                                        business it is to buy or sell shares or
                                        debentures, whether as principal or
                                        agent, or in circumstances which do not
                                        constitute an offer to the public
                                        within the meaning of the Companies
                                        Ordinance (Cap. 32) of Hong Kong. The
                                        Agent has not issued and will not issue
                                        any advertisement, invitation or
                                        document relating to the PLUS, whether
                                        in Hong Kong or elsewhere, which is
                                        directed at, or the contents of which
                                        are likely to be accessed or read by,
                                        the public in Hong Kong (except if
                                        permitted to do so under the securities
                                        laws of Hong Kong) other than with
                                        respect to PLUS which are intended to
                                        be disposed of only to persons outside
                                        Hong Kong or only to "professional
                                        investors" within the meaning of the
                                        Securities and Futures Ordinance (Cap.
                                        571) of Hong Kong and any rules made
                                        thereunder.

                                        Mexico

                                        The PLUS have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus may not be publicly
                                        distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the PLUS
                                        may not be circulated or distributed,
                                        nor may the PLUS be offered or sold, or
                                        be made the subject of an invitation
                                        for subscription or purchase, whether
                                        directly or indirectly, to persons in
                                        Singapore other than under
                                        circumstances in which such offer, sale
                                        or invitation does not constitute an
                                        offer or sale, or invitation for
                                        subscription or purchase, of the PLUS
                                        to the public in Singapore.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the PLUS.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        PLUS are acquired by or with the assets
                                        of a Plan with respect to which MS &
                                        Co., MSDWI or any of their affiliates
                                        is a service provider, unless the PLUS
                                        are acquired pursuant to an exemption
                                        from the "prohibited transaction"
                                        rules. A violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the PLUS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the PLUS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the PLUS will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a

                                        Plan Asset Entity and is not purchasing
                                        such securities on behalf of or with
                                        "plan assets" of any Plan or (b) is
                                        eligible for exemptive relief or such
                                        purchase or holding is not prohibited
                                        by ERISA or Section 4975 of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the PLUS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the PLUS.

                                        Purchasers of the PLUS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the PLUS do not
                                        violate the prohibited transaction
                                        rules of ERISA or the Code, or any
                                        requirements applicable to government
                                        or other benefit plans that are not
                                        subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial investors
                                        in the PLUS that (i) purchase the PLUS
                                        at their Issue Price and (ii) will hold
                                        the PLUS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        This summary is based on the Code,
                                        administrative pronouncements, judicial
                                        decisions and currently effective and
                                        proposed Treasury regulations, changes
                                        to any of which subsequent to the date
                                        of this pricing supplement may affect
                                        the tax consequences described herein.
                                        This summary does not address all
                                        aspects of U.S. federal income taxation
                                        that may be relevant to a particular
                                        investor in light of the investor's
                                        individual circumstances or to
                                        investors subject to special treatment
                                        under the U.S. federal income tax laws
                                        (e.g., certain financial institutions,
                                        tax-exempt organizations, dealers in
                                        options or securities, or persons who
                                        hold the PLUS as part of a hedging
                                        transaction, straddle, conversion or
                                        other integrated transaction). As the
                                        law applicable to the U.S. federal
                                        income taxation of instruments such as
                                        the PLUS is technical and complex, the
                                        discussion below necessarily represents
                                        only a general summary. Moreover, the
                                        effect of any applicable state, local
                                        or foreign tax laws is not discussed.

                                        General

                                        Pursuant to the terms of the PLUS, we
                                        and every investor in the PLUS agree
                                        (in the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a PLUS for
                                        all tax purposes as a single financial
                                        contract with respect to Cisco Stock
                                        that (1) requires the investor to pay
                                        us at inception an amount equal to the
                                        purchase price of the PLUS and (2)
                                        entitles the investor to receive at
                                        maturity an amount in cash based upon
                                        the performance of Cisco Stock. The
                                        characterization of the PLUS described
                                        above is not, however, binding on the
                                        IRS or the courts. No statutory,
                                        judicial or administrative authority
                                        directly addresses the characterization
                                        of the PLUS (or of similar instruments)
                                        for U.S. federal income tax purposes,
                                        and no ruling is being requested from
                                        the IRS with respect to their proper
                                        characterization and treatment. Due to
                                        the absence of authorities that
                                        directly address the PLUS (or similar
                                        instruments), Tax Counsel is unable to
                                        render an opinion as to their proper
                                        characterization for U.S. federal
                                        income tax purposes. As a result,
                                        significant aspects of the U.S. federal
                                        income tax consequences of an
                                        investment in the PLUS are not certain,
                                        and no assurance can be given that the
                                        IRS or the courts will agree with the
                                        characterization and tax treatment
                                        described herein. Accordingly, you are
                                        urged to consult your own tax advisor
                                        regarding the U.S. federal income tax
                                        consequences of an investment in the
                                        PLUS (including possible alternative
                                        characterizations of the PLUS) and
                                        regarding any tax consequences arising
                                        under the laws of any state, local or
                                        foreign taxing jurisdiction. Unless
                                        otherwise stated, the following
                                        discussion is based on the
                                        characterization described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means a beneficial owner of a PLUS that
                                        for U.S. federal income tax purposes
                                        is:

                                        o    a citizen or resident of the
                                             United States;
                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized under the laws of the
                                             United States or any political
                                             subdivision thereof; or
                                        o    an estate or trust the income of
                                             which is subject to United States
                                             federal income taxation regardless
                                             of its source.

                                        Tax Treatment of the PLUS

                                        Tax basis. A U.S. Holder's tax basis in
                                        the PLUS will equal the amount paid by
                                        the U.S. Holder to acquire the PLUS.

                                        Settlement of the PLUS at maturity.
                                        Upon receipt of cash at maturity, a
                                        U.S. Holder generally will recognize
                                        long-term capital gain or loss equal to
                                        the difference between the amount of
                                        cash received and the U.S. Holder's tax
                                        basis in the PLUS.

                                        Although the matter is not free from
                                        doubt, the occurrence of a
                                        Reorganization Event will not cause a
                                        taxable event to the PLUS.

                                        Sale, exchange or early settlement of
                                        the PLUS. Upon a sale or exchange of
                                        the PLUS prior to their maturity
                                        (including an early settlement pursuant
                                        to an acceleration event), a U.S.
                                        Holder will generally recognize capital
                                        gain or loss equal to the difference
                                        between the amount realized on the sale
                                        or exchange and the U.S. Holder's tax
                                        basis in the PLUS sold or exchanged.
                                        This gain or loss will generally be
                                        long-term capital gain or loss if the
                                        U.S. Holder held the PLUS for more than
                                        one year at the time of disposition.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the PLUS

                                        Due to the absence of authorities that
                                        directly address the proper tax
                                        treatment of the PLUS, no assurance can
                                        be given that the IRS will accept, or
                                        that a court will uphold, the
                                        characterization and treatment
                                        described above. In particular, the IRS
                                        could seek to analyze the U.S. federal
                                        income tax consequences of owning the
                                        PLUS under Treasury regulations
                                        governing contingent payment debt
                                        instruments (the "Contingent Payment
                                        Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the PLUS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue original issue discount on
                                        the PLUS every year at a "comparable
                                        yield" determined at the time of their
                                        issuance. Furthermore, any gain
                                        realized by a U.S. Holder at maturity
                                        or upon a sale or other disposition of
                                        the PLUS would generally be treated as
                                        ordinary income, and any loss realized
                                        at maturity would be treated as
                                        ordinary loss to the extent of the U.S.
                                        Holder's prior accruals of original
                                        issue discount, and as capital loss
                                        thereafter.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the PLUS,
                                        other alternative federal income tax
                                        characterizations of the PLUS are
                                        possible which, if applied, could also
                                        affect the timing and the character of
                                        the income or loss with respect to the
                                        PLUS. It is possible, for example, that
                                        a PLUS could be treated as a unit
                                        consisting of a loan and a forward
                                        contract, in which case a U.S. Holder
                                        would be required to accrue interest
                                        income or original issue discount on a
                                        current basis. Accordingly, prospective
                                        investors are urged to consult their
                                        own tax advisors regarding all aspects
                                        of the U.S. federal income tax
                                        consequences of an investment in the
                                        PLUS.

                                        Backup Withholding and Information
                                        Reporting

                                        A U.S. Holder of the PLUS may be
                                        subject to information reporting and to
                                        backup withholding in respect of
                                        amounts paid to the U.S. Holder, unless
                                        the U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                        Non-U.S. Holders

                                        The discussion under this heading
                                        applies to you only if you are a
                                        "Non-U.S. Holder." This discussion does
                                        not describe all of the U.S. federal
                                        income tax consequences that may be
                                        relevant to an investor in light of its
                                        particular circumstances or to
                                        investors that are subject to special
                                        rules, such as Non-U.S. Holders, as
                                        defined below, that are owned or
                                        controlled by persons subject to U.S.
                                        federal income tax or for whom income
                                        or gain in respect of the PLUS are
                                        effectively connected with a trade or
                                        business in the United States.

                                        A Non-U.S. Holder is a beneficial owner
                                        of a PLUS that for U.S. federal income
                                        tax purposes is:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        A Non-U.S. Holder of the PLUS will not
                                        be subject to U.S. federal income or
                                        withholding tax in respect of amounts
                                        paid to the Non-U.S. Holder, except
                                        that gain from the sale or exchange of
                                        the PLUS or their settlement at
                                        maturity or early settlement may be
                                        subject to U.S. federal income tax if
                                        such Non-U.S. Holder is a non-resident
                                        alien individual and is present in the
                                        United States for 183 days or more
                                        during the taxable year of the sale or
                                        exchange (or settlement at maturity or
                                        early settlement) and certain other
                                        conditions are satisfied.

                                        Information returns may be filed with
                                        the IRS in connection with the payment
                                        on the PLUS at maturity as well as in
                                        connection with the proceeds from a
                                        sale, exchange or other disposition. A
                                        Non-U.S. Holder will be subject to
                                        backup withholding in respect of
                                        amounts paid to the Non-U.S. Holder,
                                        unless such Non-U.S. Holder complies
                                        with certain certification procedures
                                        establishing that it is not a U.S.
                                        person for U.S. federal income tax
                                        purposes (e.g., by providing a
                                        completed IRS Form W-8BEN certifying,
                                        under penalties of perjury, that such
                                        Non-U.S. Holder is not a U.S. person)
                                        or otherwise establishes an exemption.
                                        The amount of any backup withholding
                                        from a payment to a Non-U.S. Holder
                                        will be allowed as a credit against the
                                        Non-U.S. Holder's U.S. federal income
                                        tax liability and may entitle the
                                        Non-U.S. Holder to a refund, provided
                                        that the required information is
                                        furnished to the IRS.